Exhibit 99.1

FOR IMMEDIATE RELEASE

January 2, 2023	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS INC WELCOMES KERI AUGUST AS SENIOR VICE PRESIDENT OF FINANCE AND ACCOUNTING

(Golden, CO) January 2, 2024 – Good Times Restaurants Inc. (GTIM) (the “Company”), operator of Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard, today announced that Ms. Keri August has been named Senior Vice President of Finance and Accounting.

Ms. August, age 48, joins the Company, having served as a consultant to the Company providing accounting leadership from August 2023 through the date of her appointment.  Prior to that, Ms. August was employed by InfoSync Services, a restaurant-focused accounting outsourcing services firm where she was most recently a Vice President FAO, a position she held since April 2022, having held progressive leadership roles at InfoSync Services between September 2011 to April 2022.  Previously, Ms. August served in a variety of individual and supervisory finance and accounting roles within the hospitality and manufacturing industries, having begun her career in public accounting with the professional services firm EY.

"I am delighted to officially welcome Keri to the Good Times Restaurants team," said Ryan Zink, President and Chief Executive Officer. “Keri has impressed me in her role as a consultant, in particular how quickly she has been able to understand the financial nuances of our business. Keri brings over twenty-seven years of strong finance and accounting leadership with a proven track record of managing financial capabilities in a variety of industries, but especially in the restaurant industry. She is a perfect fit for our team, both with respect to her skills and her alignment with our culture."

Keri stated, "I’ve enjoyed working with the Company as a consultant and was thrilled to receive an offer to join the team permanently. I am excited to be part of this successful growth story and lead the finance team in the creation of shareholder value. Joining the unique, and sometimes edgy, Good Times and Bad Daddy’s culture is a perfect fit with my personality, although I am passionate about my professional life, I also enjoy good food, live music, aviation and off-roading with family and friends."

Good Times Restaurants Inc. (Nasdaq: GTIM)

Good Times Restaurants Inc. owns, operates, and licenses 41 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly owned subsidiaries, Good Times Restaurants Inc. owns, operates and franchises 31 Good Times Burgers & Frozen Custard restaurants primarily in Colorado. Good Times is a regional quick-service concept featuring 100% all-natural burgers and chicken sandwiches, signature wild fries, green chili breakfast burritos and fresh frozen custard desserts.

Forward Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek”, “plan” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Such risks and uncertainties include, among other things, the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company, the disruption to our business from pandemics and other public health emergencies, the impact and duration of staffing constraints at our restaurants, the impact of supply chain constraints and the current inflationary environment, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, other general economic and operating conditions, risks associated with our share repurchase program, risks associated with the acquisition of additional restaurants, the adequacy of cash flows and the cost and availability of capital or credit facility borrowings to provide liquidity, changes in federal, state, or local laws and regulations affecting the operation of our restaurants, including minimum wage and tip credit regulations, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 26, 2023 filed with the SEC, and other filings with the SEC.

GOOD TIMES RESTAURANTS INC. CONTACTS:

Ryan M. Zink, President and Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440